Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-143454 and 333-141588) of China Precision Steel, Inc. of our report dated October 11, 2007(October 15, 2007 as to the subsequent event disclosed in Note 20) with respect to the consolidated financial statements of China Precision Steel, Inc., included in this Amendment No. 3 to the Annual Report (Form 10-K) for the year ended June 30, 2007.

October 26, 2007

/s/Murrell, Hall, McIntosh & Co. PLLP